As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1496050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3060 Peachtree Road NW,

Suite 1100

Atlanta, GA 30305

(404) 504-7472

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Dempsey, Esq.

General Counsel

3060 Peachtree Road NW,

Suite 1100

Atlanta, GA 30305

(404) 504-7472

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David W. Ghegan, Esq.

Heather M. Ducat, Esq.

Troutman Pepper Locke LLP

600 Peachtree Street, NE

Suite 3000

Atlanta, Georgia 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 relates to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (Commission File No. 333-266158), originally filed by Repay Holdings Corporation (the “Company”), with the Securities and Exchange Commission on March 3, 2025 (the “Post-Effective Amendment”). This Registration Statement on Form S-3 is being filed to register certain unsold securities under the Post-Effective Amendment and underlying Form S-3ASR because as of the filing of the Company’s Annual Report on Form 10-K on March 3, 2025, the Company was no longer a “well-known seasoned issuer”, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. Consequently, the Company is no longer eligible to use the Registration Statement.

The prospectus, which covers issuance by us of up to an aggregate of 9,166,652 shares of our Class A common stock, which is the maximum number of shares that are issuable upon the conversion of the 0.00% Convertible Senior Notes due 2026 (the “Notes”), immediately follows this explanatory note.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED MARCH 3, 2025

PRELIMINARY PROSPECTUS

REPAY HOLDINGS CORPORATION

Up to 9,166,652 Shares of Class A Common Stock Issuable Upon Conversion of the 0.00% Convertible Senior Notes due 2026

We issued $440,000,000 in aggregate principal amount of our 0.00% Convertible Senior Notes due 2026 in a private placement in January 2021, $220,000,000 of which remain outstanding (the “Notes”). This prospectus relates to the issuance by us of up to an aggregate of 9,166,652 shares of our Class A common stock, which is the maximum number of shares that are issuable upon the conversion of the Notes (the “Conversion Shares”) after taking into account all possible conversion rate adjustments. We will not receive any proceeds from the issuance of the Conversion Shares, but have agreed to pay certain registration expenses relating to the registration of the Conversion Shares with the U.S. Securities and Exchange Commission, or the SEC.

The Notes mature on February 1, 2026, unless earlier converted, redeemed or repurchased. The holders of the Notes may convert the Notes into shares of our Class A common stock at any time prior to the close of business on the business day immediately preceding the stated maturity date, upon satisfaction of one or more of the conditions described in this prospectus, at an initial conversion rate of 29.7619 shares of Class A common stock per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $33.60. The conversion rate will be subject to adjustment for some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, or following our issuance of a notice of redemption, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event, or who elects to convert any Notes called for redemption during the related redemption period, as applicable, in certain circumstances.

We may redeem for cash all or any portion of the Notes, at our option, on a redemption date occurring on or before the 40th scheduled trading day immediately before the maturity date, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we issue a notice of redemption calling any Note for redemption and a holder elects to convert such Note with a conversion date occurring during the related redemption period, then we will increase the conversion rate applicable to such conversion in certain circumstances described in this offering memorandum. No sinking fund is provided for the Notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company (excluding subsidiaries) and rank senior in right of payment to any indebtedness of the Company (excluding subsidiaries) that is expressly subordinated in right of payment to the Notes; equal in right of payment to any unsecured indebtedness of the Company (excluding subsidiaries) that is not so subordinated; effectively junior in right of payment to any secured indebtedness of the Company (excluding subsidiaries) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including all amounts outstanding under the Second Amended and Restated Revolving Credit Agreement, dated July 10, 2024, as amended, by and between Repay, certain of its subsidiaries, Truist Bank as administrative agent for the lenders and the other lender parties thereto (the “Credit Agreement”).

Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY”. On February 27, 2025, the closing price of our Class A common stock was $7.21.

See the section entitled “Risk Factors” beginning on page 8 of this prospectus as well as in any applicable prospectus supplement, and in any other document incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the issuance by us of the Conversion Shares. We will not receive any proceeds from the issuance of the Conversion Shares.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, anticipated benefits from our recent acquisitions, expected demand on our product offerings, including further implementation of electronic payment options and statements regarding our market and growth opportunities, and our business strategy and the plans and objectives of management for future operations. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include, but are not limited to, and those risks described under Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 which is incorporated by reference herein, as well as any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” of this prospectus supplement and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement and the accompanying prospectus, to “Repay,” the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and, when appropriate, our subsidiaries.

THE COMPANY

The Company

We are a leading payments technology company. We provide integrated payment processing solutions to industry-oriented markets in which businesses or other organizations have specific transaction processing needs. We refer to these markets as “vertical markets” or “verticals.”

We are a payments innovator, differentiated by our proprietary, integrated payment technology platform and our ability to reduce the complexity of the electronic payments for businesses. We intend to continue to strategically target verticals where we believe our ability to tailor payment solutions to our client needs, our deep knowledge of our vertical markets and the embedded nature of our integrated payment solutions will drive strong growth by attracting new clients and fostering long-term client relationships.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering in June 2018. On July 11, 2019, Thunder Bridge domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other related transactions, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), we changed our name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation. Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into shares of our Class A common stock, par value $0.0001. In connection with the Closing, we entered into an exchange agreement (the “Exchange Agreement”) with Hawk Parent and the other holders (“Repay Unitholders”) of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”) which provides such other holders with the right to elect to exchange such Post-Merger Repay Units into shares of our Class A common stock. The rights of holders of our common stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”).

Our Class A common stock is currently traded on The Nasdaq Capital Market under the symbol “RPAY”.

Additional Information

Our principal executive offices are located at 3060 Peachtree Road NW, Suite 1100, Atlanta, GA 30305. Our telephone number is (404) 504-7472. We maintain a website at www.repay.com, through which you may access our public filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE SECURITIES

One January 19, 2021, we completed an offering of $440,000,000 in aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act pursuant to the terms of a purchase agreement with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein. As of December 31, 2024, $220,000,000 aggregate principal amount of Notes remained outstanding. This prospectus relates to the issuance by us of the Conversion Shares. The following is a brief summary of certain terms of these securities and the related Notes. For a more complete description of the terms of the Notes, see “Description of the Notes” beginning on page 22 of this prospectus and for a complete description of the Class A common stock, see “Description of Capital Stock” beginning on page 15 of this prospectus.

Issuer	Repay Holdings Corporation, a Delaware corporation.
Class A common stock issuable by us	9,166,652 shares of our Class A common stock issuable upon the conversion of the 0.00% Convertible Senior Notes due 2026 (the “Notes”).
Maturity of the Notes	February 1, 2026, unless earlier repurchased, redeemed or converted.
Interest on the Notes

0.00% per year. Interest accrues from the date of issuance and is payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021. We will pay additional interest, if any, at our election as the sole remedy for the first 180 days after the occurrence of an event of default relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” and under the circumstances described under “Description of Notes—Additional Interest.”

Conversion rights of holders of the Notes

Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding November 3, 2025 only under the following circumstances:

•  during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of our Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•  during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate on each such trading day;

•  if we call such Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or

•  upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events.”

On or after November 3, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the Notes is initially 29.7619 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $33.60 per share of Class A common stock), subject to adjustment as described in this offering memorandum.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our Class A common stock, the amount of cash and shares of Class A common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day in a 40 VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date, or if we issue a notice of redemption, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event, or who elects to convert any Notes called for redemption during the related redemption period, as applicable, in certain circumstances as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a Note, except in limited circumstances. Instead, except as otherwise described in this prospectus, interest will be deemed to be paid by the cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock paid or delivered, as the case may be, to you upon conversion of a Note.

Redemption of the Notes at our Option

We may redeem for cash all or part of the Notes, at our option, on a redemption date occurring on or before the 40th scheduled trading day immediately before the maturity date, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

If we issue a notice of redemption calling any Note for redemption and a holder elects to convert such Note with a conversion date occurring during the related redemption period, then we will increase the conversion rate applicable to such conversion in certain circumstances described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”

Fundamental Change Impact on the Notes

If we undergo a “fundamental change” (as defined in this prospectus under “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes.”

Ranking of the Notes

The Notes are the senior unsecured obligations of Repay (excluding subsidiaries) and rank:

•  senior in right of payment to any the indebtedness of Repay (excluding subsidiaries) that is expressly subordinated in right of payment to the Notes;

•  equal in right of payment to any of the unsecured indebtedness of Repay (excluding subsidiaries) that is not so subordinated;

•  effectively junior in right of payment to any of the secured indebtedness of Repay (excluding subsidiaries), to the extent of the value of the assets securing such indebtedness; and

•  structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including all amounts outstanding under the Credit Agreement.

As of December 31, 2024, our total consolidated liabilities (including the Notes) were approximately $798.7 million, and our subsidiaries had approximately $98.3 million of total liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes are structurally subordinated. In addition, as of December 31, 2024, we have $250.0 million in undrawn capacity under our senior secured revolving credit facility.

The Indenture governing the Notes does not limit the amount of debt that we or our subsidiaries may incur.

Additional Interest on the Notes	If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise tradable pursuant to Rule 144, we will pay additional interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st day, during such period for which our failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

Further, if, and for so long any Notes are not otherwise freely tradable pursuant to Rule 144 holders (without restrictions
pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the “deadline date” (as defined in this offering memorandum) of such Notes, we will pay additional interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until such Notes are freely tradable as described above by holders. However, in no event will additional interest as described herein, including additional interest payable at our election as the sole remedy for an event of default relating to certain of our reporting obligations under the Indenture, exceed an aggregate rate of 0.50% per annum on any Note.

Any additional interest that we are required to pay pursuant to the two immediately preceding paragraphs will be payable in
arrears on each interest payment date following accrual in the same manner as regular interest on the Notes. See “Description of Notes—Additional Interest.”

Registration of the Notes in Lieu of Additional Interest

Notwithstanding anything to the contrary described under “Description of Notes—Additional Interest,” in no event shall additional interest accrue as a result of the restrictive legend on any Notes not having been removed or any Notes being assigned a restricted CUSIP number as of or after the deadline date if:

•  on and after the deadline date, we have filed and caused to be declared effective the registration statement on Form S-3 of which prospectus is a part registering (i) the resale of all or a portion of the Notes and (ii) the issuance of the maximum number of shares of Class A common stock issuable upon conversion of the Notes, after giving effect to the maximum conversion rate adjustment described under “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” (a “shelf registration statement”); provided that, at least 10 days prior to the filing of such registration statement, we have provided written notice of our intent to file such registration statement to the holders of record as of such date and offered such holders the opportunity to include their Notes for registration thereon;

•  within 5 business days of our becoming a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act, we have filed an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 registering (i) the resale of all outstanding Notes, and maintain the effectiveness such automatic shelf registration statement and (ii) the issuance of the maximum number of shares of Class A common stock issuable upon conversion of the Notes, after giving effect to the maximum conversion rate adjustment described under “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” (a “WKSI shelf registration statement”); and

•  either a shelf registration statement or a WKSI shelf registration statement remains effective at all times until the earlier of (i) the maturity date and (ii) that date which all outstanding Notes no longer bear the restrictive legend and are assigned an unrestricted CUSIP number; provided that in no event shall additional interest accrue as a result of a holder’s failure to (a) comply with the procedures for a holder to have its Notes registered for resale on the registration statement described in the first bullet, (b) request that Notes held by such holder be registered for resale pursuant to any shelf registration statement or WKSI shelf registration statement, or (c) as a result of any holder’s failure to comply with the procedures for a holder registration request (as defined below) under the Indenture.

For so long as a shelf registration statement or WKSI shelf
registration statement is and remains effective, holders may deliver written notice to us requesting that Notes held by such holder be registered pursuant to such shelf registration
statement or WKSI shelf registration statement (a “holder
registration request”). Upon receiving a holder registration request, we shall file either a new shelf registration statement, a post-effective amendment to an existing shelf registration
statement or, if a WKSI shelf registration statement is then effective, a prospectus supplement pursuant to such WKSI shelf registration statement, to effect the registration of the Notes included in such holder registration request as promptly as
reasonably practicable, and in no event later than five business days, following our receipt of such holder registration request.

Use of Proceeds

We will not receive any proceeds from the issuance of the Conversion Shares. We have agreed to pay certain registration expenses relating to the registration of the Conversion Shares with the SEC. See the sections entitled “Use of Proceeds” and “Plan of Distribution” in this prospectus.

Trading	Our Class A common stock currently trades on the Nasdaq Capital Market. There is no established trading market for the Notes, and we do not intend to list the Notes on any securities exchange or other trading system.

Trustee, Paying Agent and Conversion Agent for the Notes	U.S. Bank Trust Company, National Association

Risk Factors	Investing in our Notes and Class A common stock involves a high degree of risk. See “Risk Factors” in this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to the Notes

The Notes are structurally subordinated to the secured debt and liabilities of our subsidiaries.

The Notes are senior unsecured obligations of Repay (excluding subsidiaries) and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of liabilities of Repay (excluding subsidiaries) that are not so subordinated (including our 2.875% Convertible Senior Notes due 2029 (the “2029 Notes”)); effectively junior in right of payment to any secured indebtedness of Repay (excluding subsidiaries) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including all amounts outstanding under our credit agreement. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Notes only after the secured debt (including all amounts then outstanding under our credit agreement) has been repaid in full.

There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The indentures governing the Notes and the 2029 Notes do not prohibit us from incurring additional senior debt or secured debt, nor will they prohibit any of our subsidiaries from incurring additional liabilities. As of December 31, 2024, our total consolidated liabilities (including the Notes) were approximately $798.7 million, and our subsidiaries had approximately $98.3 million of total liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes are structurally subordinated. In addition, as of December 31, 2024, we have $250.0 million in undrawn capacity under our senior secured revolving credit facility.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the Notes will employ, or seek to employ, a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Class A common stock and adjust their short position over time while they continue to hold the Notes. Investors may also implement this type of strategy by entering into swaps on our Class A common stock in lieu of, or in addition to, short selling shares of our Class A common stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our Class A common stock, borrow our Class A common stock or enter into equity swaps on our Class A common stock could depress the trading price of, and the liquidity of the market for, the Notes.

In addition, the liquidity of the market for our Class A common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our Class A common stock with a Note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. Investors in the Notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the Notes may significantly decline.

Volatility in the market price and trading volume of our Class A common stock could adversely impact the trading price of the Notes.

The stock market has recently experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our Class A common stock could fluctuate significantly for many reasons, including in response to the risks described in the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations. Stock price volatility could be the result of changes in our volumes, revenue, earnings and margins or general market and economic factors. If our future operating results or margins are below the expectations of stock market analysts or our investors, our stock price will likely decline. Speculation and opinions in the press or investment community about our strategic position, financial condition, results of operations or significant transactions can also cause changes in our stock price. In particular, speculation on our go-forward strategy, competition in some of the markets we address and the effect of general economic and political conditions (such as recession concerns, interest rate changes and inflation) on our business, may have a dramatic effect on our stock price. A decrease in the market price of our Class A common stock would likely adversely impact the trading price of the Notes. The market price of our Class A common stock could also be affected by possible sales of our Class A common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Class A common stock. This trading activity could, in turn, affect the trading price of the Notes.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions that would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We are not restricted under the terms of the indentures governing the Notes or the 2029 Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indentures governing the Notes or the 2029 Notes that could have the effect of diminishing our ability to make payments on the Notes when due. Our credit agreement restricts our ability to incur additional indebtedness, including secured indebtedness, but these restrictions are subject to exceptions, and also may be waived in accordance with the terms thereof, and if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

Our credit agreement may limit our ability to make payments on the Notes.

Our credit agreement prohibits our subsidiaries from making dividends and distributions to Repay (which dividends and distributions will be necessary to make payments on the Notes) unless certain requirements are satisfied, including, without limitation, certain financial covenants therein and there is no continuing default thereunder. Any new credit facility that we may enter into may have similar restrictions or may impose additional restrictions.

If one or more holders elect to convert their Notes, unless we elect to deliver, or cause to be delivered, solely shares of our Class A common stock to settle such conversion, our failure to make cash payments upon the conversion as required under the terms of the Notes would permit holders of the Notes to accelerate our obligations under the Notes.

Holders of Notes are not entitled to any rights with respect to our Class A common stock, but they are subject to all changes made with respect to them to the extent our conversion obligation includes shares of our Class A common stock.

Holders of Notes are not entitled to any rights with respect to our Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock) prior to the conversion date relating to such Notes (if we have elected to settle the relevant conversion by causing to be delivered solely shares of our Class A common stock) or the last VWAP trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our Class A common stock in respect of the relevant conversion), but holders of Notes are subject to all changes affecting our Class A common stock. For example, if an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its Notes (if we have elected to settle the relevant conversion by delivering solely shares of our Class A common stock) or the last VWAP trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our Class A common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class A common stock.

The conditional conversion feature of the Notes could result in holders receiving less than the value of our Class A common stock into which the Notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding November 3, 2025, holders of Notes may convert their Notes only if specified conditions are met. If the specific conditions for conversion are not met, holder will not be able to convert their Notes, and may not be able to receive the value of the cash, Class A common stock or a combination of cash and Class A common stock, as applicable, into which the Notes would otherwise be convertible. Upon conversion of the Notes, holders may receive less valuable consideration than expected because the value of our Class A common stock may decline after the conversion right is exercised but before we settle our conversion obligation.

Under the Notes, a converting holder will be exposed to fluctuations in the value of our Class A common stock during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation.

Upon conversion of the Notes, we have the option to pay or deliver, as the case may be, cash, shares of our Class A common stock, or a combination of cash and shares of our Class A common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our Class A common stock, the amount of consideration that the holder will receive upon conversion of Notes will be determined by reference to the volume-weighted average price of our Class A common stock for each VWAP trading day in a 40 VWAP trading day observation period. This period is described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of our Class A common stock decreases during this period, the amount and/or value of consideration received will be adversely affected. In addition, if the market price of our Class A common stock at the end of such period is below the average volume-weighted average price of our Class A common stock during such period, the value of any shares of our Class A common stock received in satisfaction of our conversion obligation will be less than the value used to determine the number of shares received.

If we elect to satisfy our conversion obligation solely in shares of our Class A common stock upon conversion of the Notes, we will be required to deliver the shares of our Class A common stock, together with cash for any fractional share, on the second business day following the relevant conversion date (provided that we will settle on the maturity date (or, if the maturity date is not a business day, the immediately following business day) any conversions to which physical settlement applies and whose conversion date occurs on or after January 15, 2026). Accordingly, if the price of our Class A common stock decreases during this period, the value of the shares received will be adversely affected and would be less than the conversion value of the Notes on the conversion date.

Because we do not currently intend to pay dividends, converting Note holders will benefit from an investment in our Class A common stock only if it appreciates in value.

We have never declared or paid any dividends on our Class A common stock, and do not expect to pay cash dividends in the foreseeable future. As a result, if a Note holder converts, the success of an investment in our Class A common stock will depend entirely upon future appreciation in its value.. There is no guarantee that our Class A common stock will maintain its value or appreciate in value.

The Notes are not protected by restrictive covenants.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence or the securing of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture does not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” and “Description of Notes— Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for Notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate holders for any lost value of their Notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date, or if we issue a notice of redemption, then, under certain circumstances, we will increase the conversion rate applicable to Notes converted in connection with such make-whole fundamental change, or Notes called for redemption that are converted during the related redemption period, as applicable, by a number of additional shares of our Class A common stock. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per share of our Class A common stock in such transaction or on such redemption notice date, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.” The increase in the conversion rate for Notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate holders for any lost value of their Notes as a result of such transaction or redemption. In addition, if the price per share of our Class A common stock paid (or deemed paid) in the transaction or on the related redemption notice date, as applicable, is greater than $120.00 per share or less than $24.00 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Notes as a result of this adjustment exceed 41.6666 shares of Class A common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for Notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our Class A common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our Class A common stock for cash or the exercise of any conversion rights in connection with any outstanding warrants or Post-Merger Repay Units which have already been issued, that may adversely affect the trading price of the Notes or our Class A common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a fundamental change, holders have the right to require us to repurchase their Notes. However, the fundamental change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

We cannot assure holders that an active trading market will develop for the Notes.

We do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure holders that an active trading market will be maintained for the Notes. If an active trading market is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case holders may not be able to sell their Notes at a particular time or holders may not be able to sell their Notes at a favorable price.

An investment in the Notes may be harmed if we redeem the Notes.

We will have the right to redeem Notes, in whole or in part, in certain circumstances on or after February 5, 2024. See “Description of Notes—Optional Redemption.” If we redeem the Notes, then the holder may not be entitled to benefit from potential future appreciation in the trading price of our Class A common stock and may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding Notes will likely harm the liquidity of the market for the unredeemed Notes following the redemption. Accordingly, if a holder’s Notes are not redeemed in a partial redemption, then such holder may be unable to sell its Notes at the times it desires or at favorable prices, if at all, and the trading price of those Notes may decline.

Any adverse rating of the Notes may cause their trading price to fall.

We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

Holders of Notes may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though such holder does not receive a corresponding cash distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our Class A common stockholders, such as a cash dividend, a holder of the Notes may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases the holder’s proportionate interest in us could be treated as a deemed taxable dividend to the holder. If a make-whole fundamental change occurs prior to the maturity date or we issue a notice of redemption, under some circumstances, we will increase the conversion rate for Notes converted in connection with the make-whole fundamental change or Notes called for redemption that are converted during the related redemption period, as applicable. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If a holder is a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the Notes (including upon conversion, repayment or maturity), or in some circumstances from any payments on our Class A common stock, or from sales proceeds subsequently paid or credited to such holder, or from such holder’s other funds or assets. The U.S. Internal Revenue Service proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of investors deemed to receive such a distribution. See “Material U.S. Federal Income Tax Considerations.”

Because the Notes are issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Notes and exercise their rights and remedies.

We have issued the Notes in the form of one or more global Notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global Notes will be shown on, and transfers of global Notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated Notes. See “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes.

Instead, DTC or its nominee will be the sole holder of global Notes. Unlike persons who have certificated Notes registered in their names, owners of beneficial interests in global Notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global Notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Conversion Shares.

We will bear all costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation (the “Certificate of Incorporation”) and our Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,200,001,000 shares, consisting of (i) 200,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, and (iii) 1,000 shares of Class V common stock, par value $0.0001 per share.

As of December 31, 2024, there were outstanding 92,224,591 shares of Class A common stock, 100 shares of Class V common stock (with Hawk Parent holding any shares of Class V common stock in treasury that are not issued to Repay Unitholders), and no shares of Preferred Stock. As of December 31, 2024, there were outstanding 5,379,543 Post-Merger Repay Units.

Class A Common Stock

Holders of Class A common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class A common stock are fully paid and non-assessable.

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to applicable law and preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over our Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock will be subject to those of the holders of any shares of the Preferred Stock we may issue in the future.

Class V Common Stock

Holders of Class V common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class V common stock are fully paid and non-assessable.

Voting rights. Each holder of Class V common stock is entitled, without regard to the number of shares of Class V common stock (or fraction thereof) held by it, to a number of votes that is equal to the product of (x) the total number of Post-Merger Repay Units held by such holder as set forth in the books and records of Hawk Parent multiplied by (y) an exchange rate defined in that certain

Exchange Agreement (the “Exchange Agreement”), dated July 11, 2019, among the Company, Hawk Parent and other Repay Unitholders, on all matters on which stockholders generally or holders of Class V common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). The holders of shares of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock do not participate in any dividends declared by our board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger Repay Unit as set forth in the books and records of Hawk Parent, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger Repay Units in accordance with the governing documents of Hawk Parent.

Preferred Stock

No shares of Preferred Stock are currently issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Class A common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock.

Dividends

Upon completion of the Business Combination, we became a holding company with no material assets other than our interest in Hawk Parent. We intend to cause Hawk Parent to make distributions to Repay Unitholders in amounts sufficient to cover applicable taxes and other obligations under the tax receivable agreement we entered into with Repay Unitholders as well as any cash dividends declared by us. The Amended and Restated Operating Agreement of Hawk Parent provides that pro rata cash distributions be made to Repay Unitholders (including us) at certain assumed tax rates.

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends is dependent upon our revenues and earnings, if any, capital requirements and general financial condition subject to funds legally available. Therefore, the payment of any cash dividends is within the discretion of our board of directors. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock. The Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of our board of directors then in office, except that holders of Class V common stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action is permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that our board of directors will determine the number of directors who will serve on the board, provided that no more than fifteen directors may serve on our board of directors at any time. The exact number of directors will be fixed from time to time by a majority of our board of directors. Each director elected by the stockholders at an annual meeting of stockholders will serve for a term expiring at the next succeeding annual meeting of stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholder Agreements entered into in connection with the Business Combination and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that we will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which our Class A common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Certificate of Incorporation expressly excludes certain of our stockholders with whom we have entered into stockholders agreements, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as their respective stockholders agreements remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company (a) arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or our affiliates now engage or propose to engage or (ii) otherwise competing with the Company or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (x) it would be permitted to undertake the opportunity, financially, legally and contractually, (y) the opportunity would be in line with our business and (z) the opportunity is one in which we have interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholders Agreement

In connection with the Closing, we entered into a Stockholders Agreement with Shaler Alias and John Morris (together, the “Repay Founders”) (the “Founders’ Stockholders Agreement”). Under the Founders’ Stockholders Agreement, Mr. Morris and Mr. Alias will serve on our board of directors. The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as our Chief Executive Officer, he will immediately resign as a director and will no longer be entitled to be designated to our board of directors, and (ii) if Mr. Alias ceases to serve as our President, he will immediately resign as a director and no longer be entitled to be designated to our board of directors. If Mr. Morris and/or Mr. Alias resign, upon their termination, the Repay Founders together will be entitled to designate one designee for nomination to our board of directors as an independent director to replace the resigning director(s) (but no more than one independent director in total) (the “Independent Founder Designee” and together with either Mr. Morris and Mr. Alias if serving as a designee under the foregoing provisions, the “Founder Designees”).

Mr. Morris and Mr. Alias may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, we will use our best efforts to fill such vacancy with such person as designed by the Repay Founders. We also agree to use our best efforts to cause the Founder Designees to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of the Repay Founders.

Stockholder Registration Rights

We, Thunder Bridge Acquisition LLC and certain other holders named therein are parties to a registration rights agreement dated as of June 18, 2018 and amended as of July 11, 2019 (the “Founder Registration Rights Agreement”), pursuant to which Thunder Bridge Acquisition LLC has certain registration rights in respect of its Class A common stock. Upon the completion of the Business Combination, we entered into a Registration Rights Agreement with Corsair and the other Repay Unitholders (the “Repay Unitholders Registration Rights Agreement”) pursuant to which such parties are entitled to registration rights that obligate us to register for resale under the Securities Act all or any portion of the shares of Class A common stock issuable upon exchange of Post-Merger Repay Units pursuant to the Exchange Agreement so long as such shares are not then restricted under any applicable support agreement or escrow agreement.

On June 15, 2021, we completed the acquisition of BT Intermediate, LLC (the “BillingTree Acquisition”) pursuant to the Agreement and Plan of Merger, dated as of May 7, 2021 (the “BillingTree Merger Agreement”) by and between the Company, BT Intermediate, LLC, Beckham Acquisition LLC, a wholly owned subsidiary of the Company, Beckham Merger Sub LLC and Beckham Parent, L.P. Pursuant to the BillingTree Merger Agreement, the Company paid an aggregate consideration of approximately $503.25 million, which consisted of (i) approximately $275 million in cash and (ii) 10,051,302 shares (the “Acquisition Shares”) of the Company’s Class A common stock at closing. In connection with the BillingTree Acquisition, we entered into a registration rights agreement, dated May 7, 2021, with Beckham Parent, L.P. (the “BillingTree Registration Rights Agreement”) with respect to the Acquisition Shares. Under the terms of the BillingTree Registration Rights Agreement, we filed with the SEC the resale registration statement on July 7, 2021, with respect to the offer and resale or distribution of the Acquisition Shares.

Rule 144

Rule 144 of the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, we ceased to be a shell company and the required Form 10 type information was filed in July 2019. Therefore, Rule 144 is available to our non-affiliates and affiliates as described and subject to the conditions below.

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on Nasdaq under the symbol “RPAY”.

DESCRIPTION OF THE NOTES

Private Placement of Convertible Notes

On January 19, 2021, the Company completed an offering of $440,000,000 in aggregate principal amount of 0.00% Convertible Senior Notes due 2026 (the “Notes”) in a private placement (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act pursuant to the terms of a purchase agreement with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”). As of December 31, 2024, $220,000,000 of the Notes remain outstanding. The Notes are issued under an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association as trustee. The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in these documents. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

General

The Notes:

•	are our general unsecured, senior obligations;

•	initially are limited to an aggregate principal amount of $440,000,000;

•	bear cash interest from the date of issuance at an annual rate of 0.00% payable on February 1 and August 1 of each year, beginning on August 1, 2021;

•

are subject to redemption at our option, in whole or in part, on a redemption date occurring on or after February 5, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•

are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on February 1, 2026, unless earlier converted, redeemed or repurchased;

•	are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	are represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the Notes may be converted based on an initial conversion rate of 29.7619 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $33.60 per share of Class A common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of Notes by paying or causing to be delivered, as the case may be, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election, as described under “—Conversion Rights— Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The Indenture does not limit the amount of debt that may be issued or secured by us or our subsidiaries under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period,” the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the Indenture for the Notes and issue additional Notes under the Indenture with the same terms as the Notes offered in the original Notes Offering (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially offered in the original Notes Offering for U.S. federal securities laws or income tax purposes, such additional Notes will have one or more separate CUSIP numbers or no CUSIP number.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “Notes” in this Description of Notes to refer to each $1,000 principal amount of Notes. We use the term “Class A common stock” in this Description of Notes to refer to our Class A common stock, par value $0.0001 per share. References in this Description of Notes to a “holder” or “holders” of Notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such Notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the Notes are registered (Cede & Co., in the case of Notes held through DTC) as the owner of such Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all Notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All Notes delivered to the trustee will be cancelled promptly by the trustee. Except for Notes surrendered for transfer or exchange, no Notes will be authenticated in exchange for any Notes cancelled as provided in the Indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other cash-settled derivatives. We will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the Indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note.

We will pay the principal of any certificated Notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office in the United States as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar. Interest on certificated Notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. You may not sell or otherwise transfer Notes or any Class A common stock issuable upon conversion of Notes except in compliance with the provisions set forth below under “Transfer Restrictions.” We are not required to transfer or exchange any Note selected for redemption or surrendered for conversion or required repurchase.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes bear cash interest at a rate of 0.00% per year until maturity. Interest on the Notes accrues from the date of issuance or from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021.

Interest will be paid to the person in whose name a Note is registered at the close of business on January 15 or July 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York (and in respect of payments, the place of payment) is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this offering memorandum include additional interest, if any, payable as described under “—Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Notes are the general unsecured obligations of Repay (excluding subsidiaries) that rank senior in right of payment to all of the indebtedness of Repay (excluding subsidiaries) that is expressly subordinated in right of payment to the Notes. The Notes rank equal in right of payment with all liabilities that are not so subordinated. The Notes structurally rank junior to any secured indebtedness of Repay (excluding subsidiaries) to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full. The Notes rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including all amounts outstanding under the Credit Agreement. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of December 31, 2024, our total consolidated liabilities (including the Notes) were approximately $798.7 million, and our subsidiaries had approximately $98.3 million of total liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes are structurally subordinated. In addition, as of December 31, 2024, we have $250.0 million in undrawn capacity under our senior secured revolving credit facility.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portion of any settlement amount upon conversion of the Notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase Notes as described below. See “Risk Factors—Risks Related to the Notes and This Offering— We may not have the ability to raise the funds necessary to settle conversions of the Notes in cash or to repurchase the Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes.”

Optional Redemption

No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. On a redemption date occurring on or before the 40th scheduled trading day immediately before the maturity date, we may redeem for cash all or part of the Notes, at our option, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date (the “redemption notice date”) on which we provide a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the redemption notice date.

The redemption date will be a business day of our choosing that is not less than 45 nor more than 60 scheduled trading days after the date we send the related redemption notice. However, if, in accordance with the provisions described in the third paragraph under the caption “—Conversion Rights—Settlement upon Conversion,” we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day not less than 15 nor more than 60 calendar days after the date we send such redemption notice.

The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay, on or, at our election, before such interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed). The redemption date must be a business day.

With respect to any Notes that are called for redemption and converted with a conversion date occurring during a redemption period as described under “—Conversion Rights—General,” we will, under certain circumstances, increase the conversion rate for such conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”

Subject to the applicable rules and procedures of DTC, if we decide to redeem fewer than all of the outstanding Notes, we will select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method we consider to be fair and appropriate.

If a portion of your Note is selected for partial redemption and you convert a portion of the same Note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion thereof.

We may not call the Notes for redemption if the redemption date would fall after the maturity date. In addition, no Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such Notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding November 3, 2025, the Notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Redemption,” “—Conversion upon Satisfaction of Trading Price Condition,” and “—Conversion upon Specified Corporate Events.” On or after November 3, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time irrespective of the foregoing conditions.

The conversion rate will initially be 29.7619 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $33.60 per share of Class A common stock). We will settle conversions of Notes by paying or causing to be delivered, as the case may be, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our Class A common stock, the amount of cash and shares of Class A common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each VWAP trading day in a 40 VWAP trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount and the principal amount of such holder’s Notes not converted is at least $200,000.

If we call any Note for redemption, a holder of such Note may convert all or any portion of such Notes only until the close of business on the second scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case such holder may convert such Note until the redemption price has been paid or duly provided for). If a holder elects to convert a Note called for redemption and the conversion date occurs during the period (the “redemption period”) from, and including, the redemption notice date to, and including, the second scheduled trading day immediately preceding the related redemption date, we will, under certain circumstances, increase the conversion rate applicable to such conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate for any accrued and unpaid interest on any converted Notes. We will not issue fractional shares of our Class A common stock upon conversion of Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our Class A common stock or a combination thereof, as the case may be, into which a Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the Note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of our Class A common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Notes at the close of business on such regular record date will receive the full amount of interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the second business day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all record holders as of the close of business on the regular record date immediately preceding the maturity date, or a fundamental change repurchase date or redemption date referred to in the applicable bullet point above, will receive the full interest payment due on the corresponding interest payment date in cash regardless of whether their Notes have been converted following such regular record date, and the converting holder will not be required to make a corresponding payment.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our Class A common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their Notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding November 3, 2025, a holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of our Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our Class A common stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices as calculated by us) per share of our Class A common stock on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our Class A common stock is traded. If our Class A common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per share of our Class A common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our Class A common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share of our Class A common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.

“Trading day” means a day on which (i) trading in our Class A common stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if our Class A common stock (or such other security) is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our Class A common stock (or such other security) is then listed or, if our Class A common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock (or such other security) is then traded, and (ii) a last reported sale price for our Class A common stock (or such other security) is available on such securities exchange or market. If our Class A common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding November 3, 2025, a holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of Notes, as determined following a request by a holder of Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate on each such trading day.

The “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used.

If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of Notes unless we have requested such determination; and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a Note provides us with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the last reported sale price of our Class A common stock and the conversion rate. At such time, we will instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we will determine, the trading price per $1,000 principal amount of Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the last reported sale price of our Class A common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the last reported sale price of our Class A common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

We will initially act as the bid solicitation agent for the Notes.

Conversion upon Notice of Redemption

If we call any Note for redemption prior to the close of business on the business day immediately preceding November 3, 2025, the holder of such Note may convert all or any portion of such Note at any time prior to the close of business on the second business day prior to the redemption date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Note will expire, unless we default in the payment of the redemption price, in which case a holder of such Note may convert all or any portion of such Note until the redemption price has been paid or duly provided for.

However, if we call less than all outstanding Notes for redemption and any holder of a Note, or any owner of a beneficial interest in any global Note, is reasonably not able to determine, before the close of business on the second business immediately before the relevant redemption date, whether such Note or beneficial interest, as applicable, is subject to such redemption, then such holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full), and each such conversion will be deemed to be of a Note called for redemption for purposes of these redemption provisions and for purposes of the provisions described below under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding November 3, 2025, we elect to:

•

issue to all or substantially all holders of our Class A common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices of our Class A common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our Class A common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan), which distribution has a per share value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price of our Class A common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the Notes at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected another settlement method to apply, including pursuant to the provisions described in the second paragraph under the caption “—Settlement upon Conversion” below), then we may instead elect to provide such notice at least 10 scheduled trading days before the ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and before such ex-dividend date (or, if earlier, the date we announce that such issuance or distribution will not take place) by physical settlement, and we will describe the same in the notice.

Once we have given such notice, holders may surrender all or any portion of their Notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. However, we will not be required to provide such notice, and the Notes will not become convertible, as a result of any such issuance or distribution if each holder of Notes participates, at the same time and upon the same terms as holders of our Class A common stock and solely as a result of holding the Notes, in such issuance or distribution without having to convert its Notes as if such holder held a number of shares of Class A common stock equal to the conversion rate in effect on the record date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period”) occurs prior to the close of business on the business day immediately preceding November 3, 2025, regardless of whether a holder has the right to require us to repurchase the Notes as described under “—Fundamental Change Permits Holders to Require us to Repurchase Notes”; or (ii) we are a party to a consolidation, merger, binding share exchange (other than a consolidation, merger or binding share exchange effected solely to change our domicile of incorporation), or a transfer or lease of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, that occurs prior to the close of business on the business day immediately preceding November 3, 2025, in each case under this clause (ii) pursuant to which our Class A common stock would be converted into cash, securities or other assets, then all or any portion of a holder’s Notes may be surrendered for conversion at any time from or after the effective date of such transaction until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change (other than an exempted fundamental change), until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of such transaction no event later than the actual effective date of such transaction.

Conversions on or after November 3, 2025

On or after November 3, 2025, a holder may convert all or any portion of its Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global Note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global Note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated Note, to convert you must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our Class A common stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

A holder may convert fewer than all of such holder’s Notes as long as the Notes exchanged are a multiple of $1,000 principal amount and the principal amount of such holder’s Notes not converted is at least $200,000.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require us to Repurchase Notes” with respect to a Note, the holder may not surrender that Note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Indenture. If a holder submits its Notes for required repurchase, the holder’s right to withdraw the related fundamental change repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or cause to be delivered, as the case may be, either cash (“cash settlement”), shares of our Class A common stock (“physical settlement”) or a combination of cash and shares of our Class A common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to any Notes and prior to the related redemption date, and all conversions for which the relevant conversion date occurs on or after November 3, 2025, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date and any conversions for which the relevant conversion date occurs on or after November 3, 2025, and except to the extent we elect physical settlement to apply pursuant to the provisions described above under the caption “Conversion upon Specified Corporate Events—Certain Distributions,” we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, except as described or referred to above, we may choose for Notes converted on one conversion date to settle conversions in physical settlement, and choose for Notes converted on another conversion date cash settlement or combination settlement. In no event will we elect a settlement method under the Indenture that could result in the issuance of Class A common stock upon conversion of the Notes in violation of Rule 5635(d) of the Nasdaq Listing Rules.

If we elect a settlement method, we will inform holders so converting of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions (i) of any Notes for which the relevant conversion date occurs (x) on or after the date of issuance of a notice of redemption as described under “—Optional Redemption” and prior to the related redemption date, in such notice of redemption or (y) on or after November 3, 2025, no later than the close of business on the business day immediately preceding November 3, 2025, (ii) for which we have irrevocably elected physical settlement to apply pursuant to the provisions described above under the caption “Conversion upon Specified Corporate Events—Certain Distributions,” in the related notice described under such caption or (iii) for which we have made an irrevocable settlement method election pursuant to the second immediately succeeding paragraph, in the related notice described in such paragraph). If we do not timely elect a settlement method as described in the preceding sentence, we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of Notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of Notes of $1,000. For the avoidance of doubt, our failure to timely elect a settlement method will not constitute a default or event of default under the Indenture.

In certain circumstances described above under the caption “Conversion upon Specified Corporate Events— Certain Distributions,” we may elect physical settlement to apply during the periods described under that caption.

The “default settlement method” will initially be combination settlement with a specified dollar amount per $1,000 principal amount of Notes of $1,000 (“net share settlement”). By notice to the holders, we may change the default settlement method to any permitted settlement method. In addition, we may, by notice to the holders (which notice shall be delivered by filing a Current Report on Form 8-K (or successor form thereto)), irrevocably elect to either (i) fix the settlement method to any settlement method that we are then permitted to elect; or (ii) eliminate our right to elect one or more particular settlement methods. Such an irrevocable election, if made, will apply to all Note conversions with a conversion date that is on or after the date we send such notice. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Indenture or the Notes, including pursuant to the provisions described in clause (9) of the second paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

Notwithstanding anything to the contrary described in the preceding paragraph, we may not change the default settlement method or make such an irrevocable election (i) during any redemption period (in respect of Notes converted with a conversion date occurring during such redemption period), (ii) for any conversions for which we have irrevocably elected physical settlement to apply pursuant to the provisions described above under the caption “Conversion upon Specified Corporate Events—Certain Distributions” or (iii) on or after November 3, 2025 (in respect of Notes converted with a conversion date that occurs on or after November 3, 2025).

Settlement amounts will be computed as follows:

•

if physical settlement applies, we will deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Class A common stock equal to the conversion rate in effect on the related conversion date;

•

if cash settlement applies, we will pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive VWAP trading days during the related observation period; and

•

if combination settlement applies, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive VWAP trading days during the related observation period.

The “daily settlement amount,” for each of the 40 consecutive VWAP trading days during the relevant observation period, will consist of:

•

cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or as we are otherwise deemed to have elected) (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value for such VWAP trading day; and

•

if such daily conversion value exceeds such daily measurement value, a number of shares of our Class A common stock equal to (i) the difference between such daily conversion value and such daily measurement value, divided by (ii) the daily VWAP for such VWAP trading day.

The “daily conversion value” means, for each of the 40 consecutive VWAP trading days during the observation period, 2.5% of the product of (1) the conversion rate on such VWAP trading day and (2) the daily VWAP for such VWAP trading day.

The “daily VWAP” means, for each of the 40 consecutive VWAP trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RPAY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our Class A common stock on such VWAP trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any Note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to November 3, 2025, the 40 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such conversion date;

•

if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption calling such Note for redemption as described under “—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after November 3, 2025, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

“VWAP trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our Class A common stock generally occurs on The Nasdaq Capital Market or, if our Class A common stock is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then listed or admitted for trading. If our Class A common stock is not so listed or admitted for trading, “VWAP trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our Class A common stock is listed or admitted for trading. If our Class A common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our Class A common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our Class A common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Class A common stock or in any options contracts or futures contracts relating to our Class A common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” and “—Recapitalizations, Reclassifications and Changes of our Class A Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if physical settlement applies, or on the second business day immediately following the last VWAP trading day of the relevant observation period, if any other settlement method applies; provided, however, that we will settle on the maturity date (or, if the maturity date is not a business day, the immediately following business day) any conversions to which physical settlement applies and whose conversion date occurs on or after January 15, 2026.

We will pay cash in lieu of delivering any fractional share of Class A common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement, or based on the daily VWAP for the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our Class A common stock will be issuable upon such conversion will become the holder of record of such shares as of the close of business on the relevant conversion date (in the case of physical settlement) or on the last VWAP trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our Class A common stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Class A common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder.

(1) If we exclusively issue shares of our Class A common stock as a dividend or distribution on all of substantially all of the shares of our Class A common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 = the number of shares of our Class A common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS1 = the number of shares of our Class A common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate will be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our Class A common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices of our Class A common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our Class A common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our Class A common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of Class A common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate will be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate will be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2), and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our Class A common stock to subscribe for or purchase shares of our Class A common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A common stock, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment is effected (or would be effected, disregarding the 1% provision (as defined below)) pursuant to clause (1) or (2) above;

•	rights issued under a stockholders rights plan (except as described below);

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below will apply;

•	distributions of reference property in a Class A common stock change event as described in “—Recapitalizations, reclassifications, and changes of our Class A common stock”; and

•	spin-offs, as to which the provisions set forth below in this clause (3) will apply,

then the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our Class A common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our Class A common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of Class A common stock equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately before the close of business on the last trading day of the valuation period (as defined below);

CR1 = the conversion rate in effect at the close of business on the last trading day of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our Class A common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our Class A common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any VWAP trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day in determining the conversion rate applicable to such conversion as of such VWAP trading day.

(4) If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our Class A common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share we distribute to all or substantially all holders of our Class A common stock.

Any increase made under this clause (4) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate will be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note will receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of our Class A common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our Class A common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our Class A common stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Class A common stock exceeds the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our Class A common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our Class A common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any VWAP trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP trading day in determining the conversion rate as of such VWAP trading day.

Notwithstanding the foregoing, if:

•	a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date as described above;

•	a Note is to be converted pursuant to physical settlement or combination settlement;

•

the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•

the consideration due upon such conversion (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole shares of our Class A common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	the holder would be entitled to participate in such dividend or distribution on account of such shares,

then, notwithstanding anything to the contrary,

•

in the case of physical settlement, the conversion rate adjustment relating to such ex-dividend date will not be made for such conversion, and, instead, the shares of Class A common stock issuable upon such conversion based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution; and

•

in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of Class A common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our Class A common stock or any securities convertible into or exchangeable for shares of our Class A common stock or the right to purchase shares of our Class A common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class A common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our Class A common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our Class A common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date (whether or not a business day) fixed for determination of holders of our Class A common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of The Nasdaq Capital Market, we are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of The Nasdaq Capital Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Class A common stock or rights to purchase shares of our Class A common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of Class A common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the Notes (or, in some circumstances, from any payments on our Class A common stock) or sales proceeds received by the holder or from other funds or assets of the holder.

If we have a rights plan in effect upon conversion of the Notes into Class A common stock, you will receive, in addition to any shares of Class A common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Class A common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our Class A common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of Class A common stock at a price below the conversion price or otherwise (other than in connection with a stock dividend or stock split or pursuant to the provisions described in clauses (2) or (3) above);

•

upon the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the in-vestment of additional optional amounts in shares of our Class A common stock under any plan;

•

upon the issuance of any shares of our Class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and out-standing as of the date the Notes were first issued (other than any rights plan existing as of the date the Notes were first issued as described above);

•

upon the repurchase of any shares of our Class A common stock pursuant to an open-market share re-purchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of our Class A common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of our Class A Common Stock

In the case of:

•	any recapitalization, reclassification or change of our Class A common stock (other than changes in par value or changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (such an event, a “Class A common stock change event,” and such stock, other securities, other property, assets or cash, the “reference property,” and the amount and kind of reference property that a holder of one share of our Class A common stock would be entitled to receive on account of such Class A common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, at and after the effective time of the transaction:

•

the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Class A common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units;

•

for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our Class A common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and

•

for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the terms “Class A common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property.

For these purposes, the daily VWAP or last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Class A common stock change event causes our Class A common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Class A common stock. If the holders of our Class A common stock receive only cash in such Class A common stock change event, then for all conversions with a conversion date that occurs on or after the effective date of such Class A common stock change event, (i) the consideration due upon conversion of each $1,000 principal amount of Notes will be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period”), multiplied by the price paid per share of Class A common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental Indenture providing that the Notes will be convertible as described above will, if applicable, also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such Class A common stock change event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such Class A common stock change event, such other company will also execute such supplemental Indenture, and such supplemental Indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their Notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require us to Repurchase Notes” below, as we reasonably consider necessary by reason of the foregoing. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change or for purposes of determining whether we may issue a notice of redemption), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period

If (i) the “effective date” (as defined below) of a “fundamental change,” as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof (such a transaction, a “make-whole fundamental change”) occurs prior to the maturity date of the Notes and a holder elects to convert its Notes in connection with such make-whole fundamental change or (ii) we issue a notice of redemption as set forth under “—Optional Redemption” calling any Note for redemption and a holder elects to convert such Note with a conversion date occurring during the related redemption period, we will, in each case, under the circumstances described below, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A common stock (the “additional shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

For the avoidance of doubt, if we elect to redeem less than all of the outstanding Notes, then holders of the Notes not called for redemption will not be entitled to an increased conversion rate for such Notes as described in this section on account of the redemption.

Upon conversion of Notes in connection with a make-whole fundamental change or of Notes called for redemption with a conversion date occurring during the related redemption period, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our Class A common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, then, for any conversion of Notes with a conversion date occurring on or after the effective date of such make-whole fundamental change, the conversion obligation will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate on such conversion date (including any increase to reflect the additional shares as described in this section), multiplied by the “stock price” (as defined below) for such make-whole fundamental change. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will provide notice of each make-whole fundamental change in the manner described above under the caption “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events” (or, in the case of a make-whole fundamental change with an effective date occurring on or after November 3, 2025, no later than five business days after such effective date).

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) or the redemption notice date, as applicable, and the price (the “stock price”) paid (or deemed to be paid) per share of our Class A common stock in the make-whole fundamental change or on the redemption notice date in the manner set forth in this paragraph. If the holders of our Class A common stock receive in exchange for their Class A common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. In all other cases, the stock price will be the average of the last reported sale prices of our Class A common stock over the five consecutive trading days ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the redemption notice date, as the case may be. In the event that a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the Notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date or redemption notice date, as applicable, set forth below:

	Stock Price
Effective Date	$24.00	$27.00	$30.00	$33.60	$39.00	$43.68	$50.00	$60.00	$70.00	$80.00	$100.00	$120.00
January 19, 2021	11.9047	9.3393	7.4237	5.7140	3.9400	2.8961	1.9356	1.0333	0.5419	0.2681	0.0391	0.0000
February 1, 2022	11.9047	9.2993	7.3000	5.5315	3.7218	2.6756	1.7324	0.8737	0.4267	0.1908	0.0154	0.0000
February 1, 2023	11.9047	9.1204	7.0250	5.1964	3.3644	2.3342	1.4352	0.6580	0.2829	0.1031	0.0006	0.0000
February 1, 2024	11.9047	8.7574	6.5320	4.6327	2.7997	1.8207	1.0168	0.3872	0.1256	0.0253	0.0000	0.0000
February 1, 2025	11.9047	8.1089	5.6420	3.6310	1.8582	1.0304	0.4514	0.1007	0.0086	0.0000	0.0000	0.0000
February 1, 2026	11.9047	7.2751	3.5714	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price or effective date or redemption notice date may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date or redemption notice date, as applicable, is between two effective dates or redemption notice dates, as applicable, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-or 366-day year, as applicable;

•

if the stock price is greater than $120.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate;

•

if the stock price is less than $24.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate;

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 41.6666 shares of Class A common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for Notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the Indenture, if a Note is submitted for conversion, we may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such Note before the close of business on the business day immediately following the conversion date for such Note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Fundamental Change Permits Holders to Require us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their Notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay, on or, at our election, before such interest payment date, the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any sched-ule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Class A common stock representing more than 50% of the voting power of our Class A common stock;

(2)

the consummation of (A) any recapitalization, reclassification or change of our Class A common stock (other than changes resulting from a subdivision or combination) as a result of which our Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our Class A common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)

our Class A common stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our Class A common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Class A common stock that are listed or quoted (or depositary receipts representing shares of Class A common stock, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or The Nasdaq Capital Market or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction(s) constitutes a Class A common stock change event whose reference property consists of such consideration.

If any transaction in which our Class A common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above will instead be references to such other entity.

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) (excluding the proviso to such clause (2)) of such definition will be deemed to be a fundamental change solely under clause (2) of such definition (subject to such proviso).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate as a result of such fundamental change;

•

that the Notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture; and

•	the procedures that holders must follow to require us to repurchase their Notes.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your Notes to be delivered for repurchase;

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal will state:

•	the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof;

•	in the case of certificated Notes, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes on the fundamental change repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the Notes will cease to be outstanding, and interest will cease to accrue (whether or not book-entry trans-fer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the Notes,

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require us to Repurchase Notes” to be exercised in the time and in the manner specified in the Indenture.

However, to the extent that our obligations to offer to repurchase and to repurchase Notes pursuant to the provisions described above conflict with any law or regulation adopted after the date on which the Notes are first issued and that is applicable to us, our compliance with such law or regulation will not be considered to be a default of those obligations.

No Notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes).

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase Notes pursuant to the provisions described above if one or more third parties conduct the repurchase offer and repurchase tendered Notes in a manner that would have satisfied our obligations to do the same if conducted directly by us.

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any Notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) (or pursuant to clause (1) that also constitutes a fundamental change occurring pursuant to clause (2)(A) or (B)) of the definition thereof, if:

(i)	such fundamental change constitutes a Class A common stock change event whose reference property consists entirely of cash in U.S. dollars;

(ii)

immediately after such fundamental change, the Notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of our Class A Common Stock” and, if applicable, “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

(iii)

(iii) we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events.”

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any Notes as an “exempted fundamental change.”

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and This Offering—We may not have the ability to raise the funds necessary to settle conversions of the Notes in cash or to repurchase the Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes.” If we fail to repurchase the Notes when required following a fundamental change, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The Indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental Indenture all of our obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) will succeed to, and may exercise every right and power of, ours under the Indenture, and we will be discharged from our obligations under the Notes and the Indenture except in the case of any such lease.

The provisions described above in this “—Consolidation, Merger and Sale of Assets” section will not apply to any sale, conveyance, transfer or lease of assets between or among us and our wholly owned subsidiaries and, in such an event, we will not be discharged from our obligations under the Notes and the Indenture.

Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the Notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the Notes:

(1)	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 consecutive days;

(2)	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

(4)

our failure to give (i) a fundamental change notice as described under “—Fundamental Change Permits Holders to Require us to Repurchase Notes,” or (ii) notice of a make-whole fundamental change as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period,” or (iii) notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due and (in the case of clause (i) or (ii) only) such failure continues for five business days;

(5) our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(6)

our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or Indenture;

(7)

default by us or any of our “significant subsidiaries” (as defined below) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be se-cured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period, if such de-fault is not cured or waived, or such acceleration is not rescinded within 30 days after written no-tice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with the Indenture; or

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

(9)

a final judgment or judgments for the payment of $12.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (3) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1) or (2) thereof, then such subsidiary will not be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $7.5 million.

If an event of default occurs and is continuing, the trustee by written notice to us, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us (and not involving solely one or more of our subsidiaries), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the Indenture provides that, if we so elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 90 days during which such event of default is continuing, beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 90-day period during which such event of default is continuing. However, in no event will additional interest (including additional interest that may accrue as described below under the caption “—Additional Interest”) exceed an aggregate rate of 0.50% per annum on any Note.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of Notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to non-payment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the non-payment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder will have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in the Indenture.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The Indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The Indenture provides that if a default occurs, is continuing, and is actually known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it obtains knowledge thereof. Except in the case of a default in the payment of principal of or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the stated maturity of any Note;

(4)	make any change that adversely affects the conversion rights of any Notes;

(5)

reduce the redemption price or the fundamental change repurchase price of any Note or amend or modify in any manner adverse to the holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any Note payable in money, or at a place of payment, other than that stated in the Note;

(7)	change the ranking of the Notes;

(8)

eliminate the contractual right of any holder to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of the principal (including the fundamental change repurchase price or redemption price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or the Indenture; or

(9)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Notwithstanding anything to the contrary described in the prior paragraph, without the consent of any holder, we and the trustee may amend the Indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of our obligations under the Indenture;

(3)	add guarantees with respect to the Notes;

(4)	secure the Notes;

(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder in a material respect;

(7)	increase the conversion rate as provided in the Indenture;

(8)	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

(9)

irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect one or more particular settlement methods as permitted by the provisions described in this “Description of Notes” section;

(10)

in connection with any Class A common stock change event described under “—Conversion Rights— Recapitalizations, Reclassifications and Changes of our Class A Common Stock” above, provide that the Notes are convertible in the manner described therein, and make certain related changes to the terms of the Notes to the extent expressly required by the Indenture;

(11)	comply with the rules of DTC or any other applicable depositary, so long as such amendment does not materially and adversely affect the rights of any holder of Notes;

(12)	comply with any requirement of the SEC relating to the qualification of the Indenture under the Trust Indenture Act, to the extent the Indenture is qualified thereunder; or

(13)	conform the provisions of the Indenture to the “Description of Notes” section in the preliminary offering memorandum, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee cash or delivering to the holders cash or shares of Class A common stock (or, if applicable, other reference property), as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of Class A common stock (or other reference property), solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our Class A common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the Notes and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon the request of that holder.

Reports

The Indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or with respect to which we are actively seeking, confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).

Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Rule 144A Information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of our Class A common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any shares of our Class A common stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of our Class A common stock pursuant to Rule 144A under the Securities Act.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, will be governed by and construed in accordance with the laws of the State of New York.

Additional Interest

Under Rule 144 under the Securities Act (“Rule 144”) as currently in effect, a person who acquired Notes from us or our affiliate and who has beneficially owned Notes or shares of our Class A common stock issued upon conversion of the Notes for at least six months is entitled to sell such Notes or shares of our Class A common stock without registration, but only if (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K). If we are not current in filing our Exchange Act reports, a person who owns Notes or shares of our Class A common stock issued upon conversion of the Notes could be required to hold such Notes or shares of our Class A common stock indefinitely.

If, at any time during the six-month period beginning on, and including, the date that is six months after the “last original issuance date” (as defined below) of any Notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), we will pay additional interest on such Notes. Additional interest will accrue on such Notes at the rate of (i) 0.25% per annum of the principal amount of such Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of such Notes outstanding for each day from, and including, the 91st day during such period for which our failure to file has occurred and is continuing or such Notes are not otherwise freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

“Last original issue date” means, with respect to the Notes we are offering pursuant to this offering memorandum, and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date we first issue such Notes; and (ii) the last date any Notes are originally issued pursuant to the exercise of the initial purchasers’ option to purchase additional Notes. If we issue any additional Notes after the completion of this offering, then those Notes will have a different last original issue date.

Further, if, and for so long as, the restrictive legend on any Notes has not been removed, any Notes are assigned a restricted CUSIP number or any Notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the “deadline date” (as defined below) of such Notes, we will pay additional interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the restrictive legend has been removed from such Notes, such Notes are assigned an unrestricted CUSIP number and such Notes are freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

“deadline date” means, with respect to any Note, the 385th day after the last original issue date of such Note; provided, however, that if such 385th day is after a regular record date and on or before the next interest payment date, then the deadline date for such Note will instead be the business day immediately after such interest payment date.

Notwithstanding the foregoing, in no event will additional interest (including additional interest that may accrue as described above under the caption “—Events of Default”) exceed an aggregate rate of 0.50% per annum on any Note.

The Notes and our Class A common stock issued upon conversion the Notes that are not registered under the Securities Act will bear a legend providing that any Note or Class A common stock issued upon the conversion or exchange of a Note that is repurchased or owned by any affiliate of us may not be resold by any holder thereof unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Class A common stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144). We will cause any Note that is repurchased or owned by us to be surrendered to the trustee for cancellation as described under “—Purchase and Cancellation” above.

The Notes were initially issued with a restricted CUSIP number.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes and, except as described above, will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

The accrual of additional interest will be the exclusive remedy available to holders of Notes for the failure of their Notes to become freely tradable.

Registration in Lieu of Additional Interest

Notwithstanding anything to the contrary described under “—Additional Interest”, in no event shall additional interest accrue as a result of the restrictive legend on any Notes not having been removed or any Notes being assigned a restricted CUSIP number as of or after the deadline date if:

•

on and after the deadline date, we have filed and caused to be declared effective the registration statement on Form S-3 of which this prospectus is a part registering (i) the resale of all or a portion of the Notes and (ii) the issuance of the maximum number of shares of Class A common stock issuable upon conversion of the Notes, after giving effect to the maximum conversion rate adjustment described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” (a “shelf registration statement”); provided that, at least 10 days prior to the filing of such registration statement, we have provided written notice of our intent to file such registration statement to the holders of record as of such date and offered such holders the opportunity to include their Notes for registration thereon;

•

within 5 business days of our becoming a “well-known seasoned issuer”, as defined under Rule 405 under the Securities Act, we have filed an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 registering (i) the resale of all outstanding Notes, and maintain the effectiveness such automatic shelf registration statement and (ii) the issuance of the maximum number of shares of Class A common stock issuable upon conversion of the Notes, after giving effect to the maximum conversion rate adjustment described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” (a “WKSI shelf registration statement”); and

•

either a shelf registration statement or a WKSI shelf registration statement remains effective at all times until the earlier of (i) the maturity date and (ii) that date which all outstanding Notes no longer bear the restrictive legend and are assigned an unrestricted CUSIP number; provided that in no event shall additional interest accrue as a result of a holder’s failure to (a) comply with the procedures for a holder to have its Notes registered for resale on the registration statement described in the first bullet, (b) request that Notes held by such holder be registered for resale pursuant to any shelf registration statement or WKSI shelf registration statement, or (c) as a result of any holder’s failure to comply with the procedures for a holder registration request (as defined below) under the Indenture.

For so long as a shelf registration statement or WKSI shelf registration statement is and remains effective, holders may deliver written notice to us requesting that Notes held by such holder be registered pursuant to such shelf registration statement or WKSI shelf registration statement (a “holder registration request”). Upon receiving a holder registration request, we shall file either a new shelf registration statement, a post-effective amendment to an existing shelf registration statement or, if a WKSI shelf registration statement is then effective, a prospectus supplement pursuant to such WKSI shelf registration statement to effect the registration of the Notes included in such holder registration request as promptly as reasonably practicable, and in no event later than five business days, following our receipt of such holder registration request.

Book-Entry, Settlement and Clearance

The Global Notes

The Notes were initially issued in the form of one registered Notes in global form, without interest coupons (the “global Notes”). Upon issuance, the global Note was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global Note will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global Note with DTC’s custodian, DTC will credit portions of the principal amount of the global Note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in a global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global Note).

Beneficial interests in global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

The global Notes and beneficial interests in the global Notes will be subject to restrictions on transfer as described under “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global Notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global Note, that nominee will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global Note:

•	will not be entitled to have Notes represented by the global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a global Note will be made by the paying agent to DTC’s nominee as the registered holder of the global Note. Neither we, the trustee nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

A global Note will be exchanged, pursuant to customary procedures, for one or more registered physical Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for such global Note and a successor depositary therefor is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•

an event of default with respect to the Notes has occurred and is continuing and any owner of a beneficial interest in such global Note requests that its Notes be issued in physical, certificated form; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global Note for one or more physical, certificated Notes at the request of the owner of such beneficial interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of the Notes and the Conversion Shares. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes or the shares of our common stock into which the notes may be converted. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes and the Conversion Shares.

Except where noted, this summary addresses only a note or common stock held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the note on original issuance for cash at its “issue price” (i.e., the first price at which a substantial portion of the Notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxation relevant to holders of a note or common stock (including the potential application of the Medicare contribution tax), nor does it address all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of tax accounting for their securities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an “applicable financial statement”;

•

tax consequences to persons holding Notes or Class A common stock as a part of a hedging, integrated or conversion transaction or a straddle, or persons deemed to sell Notes or Class A common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•

tax consequences to partnerships or other pass-through entities or arrangements, or investors that hold Notes or Class A common stock through partnerships or other pass-through entities or arrangements;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. estate or gift tax consequences, if any.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes or Class A common stock, the tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in partnership which holds Notes or Class A common stock, you should consult your tax advisors.

As used herein, a “U.S. holder” is a beneficial owner of a note or Class A common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or Class A common stock received upon conversion of a note that is an individual, corporation, estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates.

Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the Notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes.

Additional Payments

In certain circumstances as described under “Description of Notes—Event of Default” and “Description of Notes—No Registration Rights; Additional Interest”, we may be obligated to make payments on the Notes in excess of stated principal and interest. We believe and intend to take the position that these contingencies should not cause the Notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder, unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the Notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the Notes’ stated interest rate, regardless of the U.S. holder’s method of tax accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our Class A common stock). This discussion assumes that the Notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued but unpaid interest which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note as adjusted for the amount of any constructive distribution included in income as described below under “—Constructive Distributions.”;

Any gain or loss recognized on a taxable disposition of a note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, the U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash, solely Class A common stock, or a combination of cash and Class A common stock in exchange for the note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the Notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely Class A common stock in exchange for Notes upon conversion (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes— Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), the U.S. holder generally will not recognize gain or loss upon the conversion of the Notes into Class A common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest (which will be treated as described above under “—Interest on the Notes”).

The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the pro rata portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of shares of Class A common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of Class A common stock will include the period during which the U.S. holder held the Notes, except that the holding period of any shares received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and Class A common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and Class A common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the Notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization for U.S. federal income tax purposes. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our Class A common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the pro rata portion of the U.S. holder’s tax basis in our Class A common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

The tax basis of our Class A common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any Class A common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for Class A common stock would include the period during which the U.S. holder held the note, except that the holding period of any Class A common stock received with respect to accrued but unpaid interest would commence on the day after our Class A common stock is received.

Alternative Treatment as Part Conversion and Part Redemption. If, in the unexpected event that the conversion of a note into cash and Class A common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a single recapitalization as discussed above, it is possible that the cash payment received could be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our Class A common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any Class A common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata among our Class A common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our Class A common stock and the cash. The holding period for our Class A common stock received in the conversion would include the holding period for the note, except that the holding period of any Class A common stock received with respect to accrued but unpaid interest would commence on the day after our Class A common stock is received.

Distributions

Distributions, if any, made on our Class A common stock, other than certain pro rata distributions of common stock, generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Constructive Distributions

The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not result in a deemed distribution to a U.S. holder.

Certain of the conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or in connection with a notice of redemption may be treated as a deemed distribution.

Any constructive distribution will be taxable as a dividend, return of capital or capital gain as described above under “—Distributions.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions.” It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Notes.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of Notes not exempt from reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of Notes (including holders of Notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Sale, Certain Redemptions or Other Taxable Dispositions of Class A Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our Class A common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our Class A common stock. Any gain or loss recognized on a taxable disposition of Class A common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our Class A common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Change in Control

In certain situations, the Notes may become convertible or exchangeable into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the Notes to a U.S. holder and the modified Notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the Notes as well as the ownership of the Notes and the shares may be different from the U.S. federal income tax consequences addressed in this disclosure.

Consequences to Non-U.S. Holders

Interest on the Notes

Subject to the discussion below under “Information Reporting and Backup Withholding – Non-U.S. Holders” and “Information Reporting and Backup Withholding – Foreign Account Tax Compliance,” U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•

the non-U.S. holder does not actually or constructively (pursuant to the conversion feature or otherwise) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the Notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to Class A common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the Notes, as discussed above under “Consequences to U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation also may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from interest and payments upon conversion, repurchase or maturity of the Notes or, in some circumstances, any payments on our Class A common stock or sales proceeds received by or other funds or assets of such non-U.S. holder.

A non-U.S. holder of Class A common stock or Notes who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Class A Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding—Non-U.S. Holders” and “Information Reporting and Backup Withholding—Foreign Account Tax Compliance,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Exchange in Lieu of Conversion”), certain redemptions, conversion or other taxable disposition of a note or Class A common stock will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or Class A common stock, as the case may be, and certain other conditions are met.

If you are a non-U.S. holder and you recognize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or Class A common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or Class A common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States. We believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Any amounts (including Class A common stock) which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Interest on the Notes.”

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest (including additional interest, if any) and deemed dividends on the Notes, dividends on our Class A common stock and the proceeds of a sale of a note or Class A common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest (including additional interest, if any) and deemed dividends on the Notes and dividends on our Class A common stock paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed dividends, dividends and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our Class A common stock, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or Class A common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a withholding tax of 30% on interest and dividends (including deemed dividends) paid on, and (subject to the proposed U.S. Treasury regulations discussed below) the gross proceeds of a disposition of, debt obligations or stock in a United States corporation paid to (i) a foreign financial institution (an “FFI”), whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The applicable U.S. Treasury regulations and administrative guidance provide that the FATCA withholding rules will apply to payments of interest and dividends (including deemed dividends) regardless of when they are made (or deemed made). While withholding under FATCA would have applied also to payments of gross proceeds from a sale or other disposition of Notes or stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds from sales or dispositions of Notes or Class A common stock entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

Investors are encouraged to consult with their tax advisors regarding the implications of the FATCA rules on their investment in the Notes and the Conversion Shares.

PLAN OF DISTRIBUTION

We are registering the Conversion Shares to be issued by the Company to the Note holders upon conversion of the Notes. The registration of the Conversion Shares hereunder does not necessarily mean that the holders of the Notes will convert the Notes into shares of our Class A common stock. We will not receive any proceeds from the issuance of the Conversion Shares to the holders of the Notes.

We are required to pay all fees and expenses incident to the registration of the securities pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, have been passed upon for us by Troutman Pepper Locke LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The Repay Holdings Corporation financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G with respect to our securities filed on behalf of our directors and our executive officers and stockholders; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025 (File No. 001-38531); and

•

the description of our securities contained in our Registration Statement on Form 8-A (File No.  001-38531), filed with the SEC on June 15, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “The Company.”

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3060 Peachtree Road NW

Suite 1100

Atlanta, GA 30305

(404) 504-7472

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

	Amount
SEC registration fee	$11,091.64	(1)
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous	*

Total	$11,091.64

(1)	Previously paid.
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated effective January 21, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).

2.2†	First Amendment to Agreement and Plan of Merger dated February 11, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on February 12, 2019).

2.3†	Second Amendment to Agreement and Plan of Merger dated May 9, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).

2.4†	Third Amendment to Agreement and Plan of Merger dated June 19, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 20, 2019).

3.1	Certificate of Corporate Domestication of Repay Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

3.2	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

3.3	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on June 9, 2022).

3.4	Second Amended and Restated Bylaws of Repay Holdings Corporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed on August 8, 2024).

4.1	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Company’s Form S-3ASR filed with the SEC on July 15, 2022).

4.2	Indenture, dated as of January 19, 2021 between Repay Holdings Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-28531), filed with the SEC on January 19, 2021).

5.1*	Opinion of Troutman Pepper Locke LLP.

10.1	Exchange Agreement, dated July 11, 2019, by and among the Company, Repay and the other holders of Class A units of Repay (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

10.2	Tax Receivable Agreement, dated July 11, 2019, by and among the Company and the other Repay Unitholders (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

10.3	Founder Stockholders Agreement, dated July 11, 2019, between the Company, John A. Morris, Shaler V. Alias, The JAM Family Charitable Trust dated March 1, 2018, JOSEH Holdings, LLC and Alias Holdings, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.4	Registration Rights Agreement, dated July 11, 2019, by and among the Company, Repay, and the Repay Unitholders (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.5	Registration Rights Agreement, dated June 18, 2018, by and between the Company, Thunder Bridge Acquisition LLC and the holders party thereto (incorporated by reference to Exhibit 10.4 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).

Exhibit No.	Description

10.6	First Amendment to Registration Rights Agreement, dated July 11, 2019, by and among Thunder Bridge Acquisition Ltd. and Thunder Bridge Acquisition LLC (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019).

10.7	Registration Rights Agreement, dated as of May 7, 2021, by and among Repay Holdings Corporation and BillingTree Parent, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 10, 2021).

23.1*	Consent of Grant Thornton LLP.

23.3	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page in Part II of this registration statement).

107*	Filing Fee Table.

†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on March 3, 2025.

REPAY HOLDINGS CORPORATION

/s/ Timothy J. Murphy
Name:	Timothy J. Murphy
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints John Morris, Timothy J. Murphy and Tyler B. Dempsey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ John Morris John Morris	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2025

/s/ Timothy J. Murphy Timothy J. Murphy	Chief Financial Officer (Principal Financial Officer)	March 3, 2025

/s/ Thomas Sullivan Thomas Sullivan	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2025

/s/ Shaler Alias Shaler Alias	President and Director	March 3, 2025

/s/ Peter Kight Peter Kight	Chairman of the Board	March 3, 2025

/s/ Paul Garcia Paul Garcia	Director	March 3, 2025

/s/ Maryann Goebel Maryann Goebel	Director	March 3, 2025

Signature	Capacity in Which Signed	Date

/s/ Robert H. Hartheimer Robert H. Hartheimer	Director	March 3, 2025

/s/ William Jacobs William Jacobs	Director	March 3, 2025

/s/ Richard Thornburgh Richard Thornburgh	Director	March 3, 2025

/s/ Emnet Rios Emnet Rios	Director	March 3, 2025